Exhibit 99

    FLORIDA EAST COAST INDUSTRIES REPORTS STRONG SECOND QUARTER 2006 RESULTS

               - RAILWAY'S FULL-YEAR 2006 OUTLOOK INCREASED DUE TO
                      CONTINUED STRONG MARKET CONDITIONS -

    Railway Results

    -- Second quarter 2006 Florida East Coast Railway (Railway) segment's revenues increased 19% to $70.0 million and operating profit increased 27% to $20.2 million compared to the 2005 second quarter. Railway results were driven by continued strong demand in the Florida market, increased volume and improved pricing, which includes increased fuel surcharges.

    -- The Railway's second quarter 2006 operating ratio improved to 71.2% compared to 73.0% in the second quarter 2005.

    -- During the second quarter 2006, the Railway was awarded the Harriman Gold Medal award for its outstanding employee safety record during 2005.

    Realty Operations' Results

    -- Second quarter 2006 realty rental revenues increased 10% to $23.1 million compared to the 2005 second quarter, primarily as a result of increased revenue contributions from new buildings delivered and acquired in 2005.

    -- Second quarter 2006 realty rental operating profit was $6.9 million compared with $6.4 million in the 2005 comparable period. Realty rental operating profit before depreciation and amortization expense(1) increased 5% to $14.3 million from $13.5 million in the second quarter 2005.

    -- Second quarter 2006 realty services revenues increased to $10.9 million from $0.2 million in the 2005 second quarter, as a result of the April 2006 acquisition of the Codina Group. Realty services operating profit increased to $0.5 million from $0.1 million in the second quarter 2005.

    Realty Sales

    -- Second quarter revenues from realty sales were $1.7 million compared to $1.9 million in the prior year quarter. Realty sales under contract at June 30, 2006 totaled $2.8 million.

    (1) A reconciliation to the most comparable GAAP measures is provided in the table on page 12.

    ST. AUGUSTINE, Fla., Aug. 3 /PRNewswire-FirstCall/ -- Florida East Coast Industries, Inc. (NYSE: FLA) (FECI) today announced results for the three months ended June 30, 2006.

    Adolfo Henriques, Chairman, President and Chief Executive Officer of Florida East Coast Industries, stated, "Both of our businesses delivered very strong second quarter results. The Railway's revenues, up 19%, continue to benefit from increased volume and improved pricing. Operating profit increased 27% at the Railway due to improved revenues, ongoing management of operating expenses and our successful efforts to pass fuel price increases through to our customers. In addition, the Railway's capacity capital improvements scheduled for delivery by the end of the year are on target. We are certainly aware of the recent slowdown in residential construction activity and its effect on aggregate demand; therefore we expect second half 2006 freight revenue growth to moderate from the growth rate in the second quarter. Nevertheless, we're increasing our full year 2006 outlook for the Railway because first half performance exceeded our expectations and we still anticipate continued demand for the remainder of the year."

    Mr. Henriques continued, "On the real estate side of our business, we continue to maintain strong occupancy levels, due to strong tenant retention and solid leasing results. The fundamentals in our real estate business are trending favorably as rental rates are improving. Rental demand remains strong as we continue to lease up new buildings and start others to meet existing and expected demand. Flagler delivered a solid second quarter financial performance, with realty rental revenues increasing 10% in the quarter, reflecting the strong Florida office and industrial real estate markets. Realty rental operating profit before depreciation and amortization expense for the quarter increased 5%, as a result of new buildings delivered and acquired in 2005, which was offset by a slight decrease in 'same store' occupancy and an increase in operating expenses."

    Mr. Henriques concluded, "During the quarter, we completed the acquisition of the Codina Group and related interests. This acquisition solidifies our industrial and office market position in South Florida and provides us with a powerful engine for further growth. The integration of our real estate operations is progressing well, as the two organizations' employees and assets compliment each other. We are excited to welcome Armando Codina and his team to our organization and we are confident that the combination will produce strong results and value for our shareholders, as well as enhanced choices for our tenants."

    Consolidated Results

    For the second quarter 2006, FECI reported consolidated revenues of $106.8 million, compared to $83.0 million for the second quarter 2005 due to higher revenues at the Railway and Flagler and the contribution from the recently-acquired Codina Group. Second quarter 2006 revenues included realty sales of $1.7 million, compared to $1.9 million in the second quarter 2005. Income from continuing operations was $11.1 million, or $0.31 per diluted share, for the second quarter 2006, compared to $10.4 million, or $0.32 per diluted share for the second quarter 2005. FECI reported consolidated second quarter 2006 net income of $17.0 million, or $0.48 per diluted share, compared to $10.4 million, or $0.32 per diluted share, for the prior year quarter. Included in 2006 net income is an after-tax gain on disposition of discontinued operations of $5.8 million, due to the resolution of all matters between FECI and Odyssey Telecorp related to the sale of EPIK Communications in 2002.

    Railway Second Quarter Results

    -- Railway segment's revenues in the second quarter 2006 increased 18.9% to $70.0 million from $58.9 million in the prior year period, reflecting the continued strength of the Florida market, robust customer demand and improved pricing. Included in second quarter 2006 revenues was $6.3 million of fuel surcharges, an increase of $3.7 million over the prior year's quarter.

    -- Total carload revenues grew 14.2%, driven by volume increases in aggregate, construction materials, and lumber.

    -- Intermodal revenues (which includes drayage) increased 23.5% compared to the prior year period, marking its twelfth consecutive quarter of growth, reflecting primarily improved pricing, and increased local business from the motor carrier, retail and international segments.

    -- Railway segment's operating profit increased 26.5% to $20.2 million in the second quarter 2006 versus $15.9 million in the second quarter of 2005. Growth in second quarter 2006 operating profit was primarily due to revenue growth combined with effective management of expenses. FECR's operating ratio improved to 71.2% from 73.0% a year ago. Increased fuel expense of $2.8 million in the 2006 second quarter was offset by higher fuel surcharges and the Railway's forward purchasing program.

    Realty Second Quarter Results

    Rental Portfolio Results

    -- Realty rental revenues increased 10.0% to $23.1 million for the second quarter 2006 versus $21.0 million in the second quarter of 2005. The increased revenues resulted from buildings delivered and acquired in 2005 ($1.9 million) and "same store" properties ($0.2 million).

    -- Realty rental operating profit for the second quarter 2006 was $6.9 million, compared to $6.4 million in the 2005 comparable period. Realty rental operating profit before depreciation and amortization expense for the quarter increased 5.4% to $14.3 million, compared to $13.5 million in the second quarter 2005 due to buildings delivered and acquired in 2005 ($1.3 million), offset by a decrease in "same store" properties ($0.5 million). The decrease in "same store" results was due primarily to slightly lower occupancy and higher operating expenses, which included $0.2 million of hurricane-related expenses, compared to the second quarter 2005.

    -- Flagler's overall occupancy rate, at the end of the second quarter, remained consistent at 95% compared to the second quarter 2005 and the first quarter 2006.

    -- "Same store" occupancy fell slightly to 95% at the end of the second quarter, compared to 96% at the end of the second quarter 2005 and remained consistent with the occupancy achieved at the end of the first quarter 2006.

    Realty Services Results

    -- Realty services revenue was $10.9 million in the quarter, generated primarily by Codina, which was acquired in April 2006. Realty services operating profit was $0.5 million.

    Development, Leasing and Sales Activity

    -- At quarter end, Flagler had 13 projects in the lease-up and construction stages (including 3 in unconsolidated joint ventures), totaling 1,714,000 square feet (961,000 square feet in the lease-up stage of which 67% has been leased and 753,000 square feet in the construction stage), and 14 projects totaling 1,897,000 square feet are in pre-development (including 4 in unconsolidated joint ventures).

    -- On August 2, 2006, Flagler announced the execution of two long-term lease agreements with Starwood Vacation Ownership and KB Homes for the remaining space in Building 1200 at SouthPark Center Orlando. With Building 1200 leased, Flagler plans construction of Building 1400, an 112,000 square foot Class A office building, to be completed and available for occupancy in mid 2007. The occupancy rate of existing buildings at SouthPark Center, in Orlando, is 97 percent.

    -- On July 27, 2006 Flagler announced a significant pre-lease and the construction start of an 86,000 square foot office building in SouthPark Center. University of Phoenix pre-leased 28,000 square feet in Building 700 or 34%. The building is expected to be completed in December 2006.

    -- Property under sale contracts at June 30, 2006 totaled $2.8 million and other property either listed for sale or the sale contract is pending totaled $17.1 million. The Company expects full year 2006 realty sales of $50 to $60 million.

    Joint Venture Activity

    Beacon Lakes (a joint venture with AMB Properties)

    -- Panalpina, Inc., a global transport and logistics company, has leased a 192,426 square foot warehouse and expects to take occupancy in early 2007.

    -- Freight Logistics, a logistics and supply-chain-management company, has leased the remaining 35,160 square feet of industrial warehouse space in an existing multi-tenant building and expects to take occupancy in early 2007.

    Boca 54

    Boca 54, On August 1, 2006, the Company announced that Flagler Development Group entered into a joint venture with TIAA-CREF ("Teachers"), to develop 54 prime acres in Boca Raton, Florida. Flagler will have a 20% interest in the venture.

    Capitalization

    -- The Company's cash balance on June 30, 2006 was $9.0 million. Debt on June 30, 2006 was $336.6 million, composed primarily of non-recourse, fixed-rate real estate mortgages.

    -- During the second quarter 2006, the Company made capital investments of approximately $34 million, including $11 million at the Railway, and $23 million at Flagler.

    -- On June 1, 2006, FECI increased its quarterly cash dividend by 17% to $0.07 per share, reflecting the Company's strong financial performance and commitment to enhancing shareholder value.

    2006 Outlook

    The Company's outlook for full-year 2006 financial results assumes continued strength in the national and Florida economies. Given the Railway's strong second quarter results and expected continued strong demand, the Company is increasing the Railway's 2006 full-year outlook (previously provided in the first quarter 2006 press release). The Company's 2006 outlook for the Railway and Flagler excludes any recoveries to be received and any remaining expenses to be incurred during the balance of 2006 related to Hurricane Wilma.

    Railway Outlook

    -- Revenue expectations have been raised to a range of $265 - $275 million; an increase of 11 - 16% over 2005

    -- Operating profit to now range between $74 - $77 million; an increase of 16 - 21% over 2005

    -- Capital expenditures, before the purchase of any strategic land parcels, to range from $48 - $53 million. Included in capital expenditures are the purchase of four new locomotives and construction of an additional 11 miles of siding from Indian River to Frontenac, to support additional growth in the business and maintain the fluidity of the Railway.

    Flagler Outlook

    -- Realty rental revenues to range between $92 - $97 million; an increase of 5 - 11% over 2005

    -- Realty rental operating profit before depreciation and amortization expense to range between $58 - $61 million; an increase of 4 - 9% over 2005

    -- Realty rental operating profit to range between $27 - $30 million

    -- Capital investment (which includes investments in joint ventures), before any land acquisitions, is expected to range between $100 - $120 million. Land acquisitions during the first six months totaled $90.0 million, of which $65.5 million was purchased as part of the Codina acquisition.

    As previously announced, in March 2006 a federal judge for the Southern District of Florida ruled that several mining permits for aggregate quarries were not adequately evaluated by the United States Army Corps of Engineers. A hearing has begun to evaluate the status of mining in the area pending additional analysis by the Corps. The Company believes a decision can be reached that protects the environment while allowing for mining, however, the outcome of the hearing cannot be predicted. The outlook provided above does not include any impact from any interruption or suspension of aggregate mining.

    A copy of the Company's 2006 second quarter Supplemental Real Estate Information Package will be available before the Company's second quarter conference call in the Investor Relations' section of our website at http://www.feci.com .

    About Florida East Coast Industries, Inc.

    Florida East Coast Industries, Inc., headquartered in St. Augustine, FL, conducts operations through two distinct businesses, Flagler Development Group (Flagler), its commercial real estate operation, and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, develops, leases and holds in joint ventures, approximately 8.8 million square feet of Class-A office and industrial space, as well as an additional 753,000 square feet under construction. Flagler space consists of Class-A office and industrial properties, primarily in Jacksonville, Orlando, Ft. Lauderdale and Miami. In addition, Flagler provides construction, consulting, third party brokerage and management (approximately 12 million square feet) services and owns 846 acres of entitled land in Florida, which is available for development of up to an additional 16 million square feet and Flagler owns approximately 3,158 acres of other Florida properties. FECR is a regional freight railroad that operates 351 miles of mainline track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville, Ft. Pierce, Ft. Lauderdale and Miami. For more information, visit the Company's Web site at http://www.feci.com .

    Florida East Coast Industries, Inc. will hold a conference call to discuss second quarter 2006 results this morning, Thursday, August 3, 2006, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). This call and accompanying slide presentation will be webcast live by CCBN and can be accessed at the Company's Web site, http://www.feci.com , with an archived version of the webcast available approximately two hours after completion of the call. The dial-in numbers for the call are (800) 369-1120 or (210) 234-0003, and entering passcode 1311471. A replay of the call will be available approximately one hour after completion of the call through August 17, 2006 by dialing (866) 421-5864 or
(203) 369-0809.

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like "plan," "expect," "aim," "believe," "project," "anticipate," "intend," "estimate," "will," "should," "could," "may," and other expressions that indicate future events and trends. Such forward-looking statements may include, without limitation, statements concerning future capital needs and sources of such capital funding, statements concerning future intentions with respect to the payment of dividends, execution of a share repurchase program, and other potential capital distributions, ability to reinvest (tax deferred) sales proceeds into qualifying
Section 1031 properties, future growth potential of the Company's lines of business, performance of the Company's product offerings, issuance of contingent consideration, timing and other similar expressions concerning matters that are not historical facts, and projections relating to the Company's financial results. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic conditions (particularly in the state of Florida, the southeast US and the Caribbean) as they relate to economically sensitive products in freight service and building rental activities; ability to manage through economic recessions or downturns in customers' business cycles; ability to pass through fuel surcharges to customers; ability to add capacity to support increase in volume or maintain fluidity to railway; changes in the ability of the Company to complete its financing plans, changes in interest rates, the settlement of future contractual obligations as estimated in time and amount; changes in insurance markets including availability of windstorm coverage, increases in insurance premiums and deductibles; timing and amount of issuance of contingent consideration; natural events such as weather conditions, hurricanes, floods, earthquakes and forest fires; discretionary government decisions affecting the use of land and delays resulting from weather conditions and other natural occurrences, like hurricanes, that may affect construction or cause damage to assets; the ability of buyers to terminate contracts to purchase real estate from the Company prior to the expiration of inspection periods; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of one or all parties to meet requirements, terms and conditions for closing; ability to complete transactions within a specified time frame; costs and availability of land and construction materials; buyers' inability or unwillingness to close transactions, particularly where buyers only forfeit deposits upon failure to close; the ability of the Company to close the Beacon Countyline C&D facility at the current estimated costs; the impact of interim or final orders related to mining activities in South Florida issued by courts or regulatory agencies including the United States District Court and the US Army Corps of Engineers on the Company's rail volumes; and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this news release, which speaks only as of its date.

                       FLORIDA EAST COAST INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                              Three Months                     Six Months
                                              Ended June 30                   Ended June 30
                                      ----------------------------    ----------------------------
                                          2006            2005           2006             2005
                                      ------------    ------------    ------------    ------------
Operating revenues:
    Railway operations                      70,012          58,891         137,080         115,434

  Realty rental and services                35,102          22,242          59,525          43,697
  Flagler CAM recoveries
   associated with hurricane
   costs                                        74              --             211              --
       Total realty rental and
        services                            35,176          22,242          59,736          43,697

    Realty sales                             1,656           1,894          46,078           6,779
Total revenues                             106,844          83,027         242,894         165,910

Operating expenses:
   Railway operations                       49,758          42,968          97,630          84,499
   Hurricane costs                             104              --             744              --
   "Hurricane crossing
    reimbursement" (recoveries)                 --              --            (285)             --
        Total railway
         operations                         49,862          42,968          98,089          84,499

   Realty rental and services               32,175          18,726          53,406          35,640
   Hurricane costs                             189              16             696              59
   Hurricane asset write-offs                1,557              --           1,595              --
   Hurricane insurance
    recoveries                              (1,197)             --          (1,369)             --
       Total realty rental
        and services                        32,724          18,742          54,328          35,699

   Realty sales                              1,110             357          31,738             821
   Corporate general &
    administrative                           4,472           3,189           7,880          15,654
Total expenses                              88,168          65,256         192,035         136,673

Operating profit                            18,676          17,771          50,859          29,237

Minority interest                                4              --               4              --
Loss from investment in
 unconsolidated joint ventures                 (58)             --             (58)             --
Interest income                                496             336           1,111             743
Interest expense                            (5,057)         (5,073)        (10,183)         (9,747)
Other income                                 3,719           2,997           5,912           9,249
                                              (896)         (1,740)         (3,214)            245

Income before income taxes                  17,780          16,031          47,645          29,482
Provision for income taxes                  (6,631)         (5,627)        (17,771)        (11,007)

Income from continuing
 operations                                 11,149          10,404          29,874          18,475

Discontinued Operations
Gain on disposition of
 discontinued operations (net
 of taxes)                                   5,824              --           5,824              --

Net income                                  16,973          10,404          35,698          18,475

Earnings Per Share
Income from continuing
 operations - basic                   $       0.32    $       0.32    $       0.89    $       0.58
Income from continuing
 operations - diluted                 $       0.31    $       0.32    $       0.88    $       0.56
Gain on disposition of
 discontinued operations -
 basic & diluted                      $       0.17              --    $       0.17              --
Net income  - basic                   $       0.49    $       0.32    $       1.06    $       0.58
Net income  - diluted                 $       0.48    $       0.32    $       1.05    $       0.56

Average shares outstanding -
 basic                                  34,713,761      32,139,301      33,754,928      32,003,994
Average shares outstanding -
 diluted                                35,010,293      32,828,935      34,004,425      32,736,331

     (Prior year's results have been reclassified to conform to current year's presentation.)

                         INFORMATION BY INDUSTRY SEGMENT
                             (dollars in thousands)
                                   (unaudited)

                                            Three Months                Six Months
                                           Ended June 30               Ended June 30
                                      ------------------------    ------------------------
                                         2006          2005          2006          2005
                                      ----------    ----------    ----------    ----------
Operating Revenues
Railway operations:
Total Railway                             70,012        58,891       137,080       115,434
Flagler:
  Realty rental revenues                  23,064        21,035        45,846        41,297
  CAM recoveries associated with
   hurricane costs                            74            --           211            --
Total realty rental revenues              23,138        21,035        46,057        41,297
  Realty services revenues                10,925           201        11,345           230
  Land use revenues                          188           179           361           461
Total Flagler realty rental and
 services revenues                        34,251        21,415        57,763        41,988
  Flagler realty sales                       387         1,273        41,425         1,473
  Railway realty rental revenues             925           827         1,973         1,709
  Railway realty sales                     1,269           621         4,653         5,306
Total realty                              36,832        24,136       105,814        50,476
Total Revenues                           106,844        83,027       242,894       165,910

Operating Expenses
Railway operations:
  Railway operations                      49,758        42,968        97,630        84,499
  Hurricane costs                            104            --           744            --
  Hurricane recoveries (net)                  --            --          (285)           --
Total Railway                             49,862        42,968        98,089        84,499
Flagler:
  Realty rental expenses                  15,739        14,660        31,304        27,697
  Hurricane expenses                         189            16           511            23
  Hurricane asset write-offs               1,557            --         1,595            --
  Hurricane insurance recoveries          (1,197)           --        (1,369)           --
Total realty rental expenses              16,288        14,676        32,041        27,720
  Realty services expenses                10,464           110        10,713           120
  Land & overhead expenses                 5,597         3,387        10,665         6,907
Total Flagler realty rental and
 services expenses                        32,349        18,173        53,419        34,747
  Flagler realty sales                        55           357        30,467           412
  Railway realty rental expenses             375           569           724           916
  Hurricane costs                             --            --           185            36
Total Railway realty rental
 expenses                                    375           569           909           952
  Railway realty sales                     1,055            --         1,271           409
Total realty                              33,834        19,099        86,066        36,520
Corporate general &
 administrative                            4,472         3,189         7,880        15,654
Total Expenses                            88,168        65,256       192,035       136,673

Operating Profit (Loss)
Total transportation                      20,150        15,923        38,991        30,935
Realty                                     2,998         5,037        19,748        13,956
Corporate general &
 administrative                           (4,472)       (3,189)       (7,880)      (15,654)

Segment & consolidated operating
 profit                                   18,676        17,771        50,859        29,237

Minority interest                              4            --             4            --
Loss from investment in
 unconsolidated joint ventures               (58)           --           (58)           --
Interest income                              496           336         1,111           743
Interest expense                          (5,057)       (5,073)      (10,183)       (9,747)
Other income                               3,719         2,997         5,912         9,249
                                            (896)       (1,740)       (3,214)          245

Income before income taxes                17,780        16,031        47,645        29,482
Provision for income taxes                (6,631)       (5,627)      (17,771)      (11,007)
Income from continuing operations         11,149        10,404        29,874        18,475

 (Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                       FLORIDA EAST COAST INDUSTRIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (dollars in thousands)

                                                 June 30     December 31
                                                  2006          2005
                                               -----------   -----------
                                               (unaudited)
Assets
Cash and equivalents                                 9,039        75,990
Other current assets                                69,255        61,834
Properties, less accumulated depreciation        1,138,574       955,395
Other assets and deferred charges                  124,657        44,525
      Total Assets                               1,341,525     1,137,744

Liabilities and Shareholders' Equity
Short-term debt                                      5,356         5,198
Other current liabilities                           87,693        62,934
Deferred income taxes                              204,890       187,241
Long-term debt                                     331,279       332,760
Other liabilities                                   35,283        11,449
Minority interest in joint ventures                  4,466            --
Shareholders' equity                               672,558       538,162
      Total liabilities and shareholders'
       equity                                    1,341,525     1,137,744

     (Prior year's results have been reclassified to conform to current year's presentation)

                       FLORIDA EAST COAST INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                   (unaudited)

                                                              Six Months Ended
                                                                  June 30
                                                          ------------------------
                                                             2006          2005
                                                          ----------    ----------
Cash Flows from Operating Activities
  Net income                                                  35,698        18,475
  Adjustments to reconcile net income to cash
   generated by operating activities                           9,781        24,065
  Changes in operating assets and liabilities                  3,085        (3,229)
Net cash generated by operating activities                    48,564        39,311

Cash Flows from Investing Activities
  Purchase of properties                                     (75,520)     (124,325)
  Acquisition of Codina Group, Inc. and related
   interests, net of cash acquired                           (65,533)           --
  Investment in joint ventures                                (6,316)           --
  Increase in restricted cash                                    (77)           --
  Proceeds from disposition of assets, including those
   discontinued                                               57,050         6,779
Net cash used in investing activities                        (90,396)     (117,546)

Cash Flows from Financing Activities
  Borrowings from long term debt                                 230            --
  Payments of debt                                            (2,561)       (2,412)
  Payments of acquired debt                                  (30,117)           --
  Payment of dividends                                        (4,485)       (3,567)
  Other                                                       11,814         7,778
Net cash (used in)/provided by financing activities          (25,119)        1,799

Net Decrease in Cash and Cash Equivalents                    (66,951)      (76,436)
Cash and Cash Equivalents at Beginning of Period              75,990       126,166
Cash and Cash Equivalents at End of Period                     9,039        49,730

     (Prior year's results have been reclassified to conform to current year's presentation)

                            RAILWAY OPERATING RESULTS
                             (dollars in thousands)
                                   (unaudited)

                                      Three Months               Six Months
                                      Ended June 30             Ended June 30
                                 ----------------------    ----------------------
                                    2006         2005         2006         2005
                                 ---------    ---------    ---------    ---------
Operating revenues                  70,012       58,891      137,080      115,434
Operating expenses                  49,862       42,968       98,089       84,499
Operating profit                    20,150       15,923       38,991       30,935

Operating ratio                       71.2%        73.0%        71.6%        73.2%

Railway segment's operating
 profit before depreciation         25,729       21,322       50,054       41,705
Total FECR legal entity
 EBITDA                             30,206       25,430       60,723       57,199

                                     TRAFFIC
                           Three Months Ended June 30
                        (dollars and units in thousands)

                            2006         2005        Percent        2006         2005        Percent
Commodity                   Units        Units      Variance      Revenues     Revenues     Variance
----------------------   ----------   ----------   ----------    ----------   ----------   ----------
Rail Carloads
  Crushed stone
   (aggregate)                 40.4         36.6         10.4        21,443       18,192         17.9
  Construction
   materials                    2.0          1.8         11.1         1,590        1,318         20.6
  Vehicles                      5.6          5.8         (3.4)        5,157        4,732          9.0
  Foodstuffs &
   kindred                      3.4          3.5         (2.9)        3,153        3,061          3.0
  Chemicals &
   distillants                  0.8          1.0        (20.0)        1,166        1,222         (4.6)
  Paper & lumber                2.0          1.9          5.3         2,250        2,060          9.2
  Other                         3.6          3.8         (5.3)        3,103        2,578         20.4
  Total carload                57.8         54.4          6.3        37,862       33,163         14.2
Intermodal                     83.1         76.1          9.2        30,528       24,729         23.5
  Total freight
   units/revenues             140.9        130.5          8.0        68,390       57,892         18.1
Ancillary revenue                --           --           --         1,622          999         62.4
Railway segment
 revenues                        --           --           --        70,012       58,891         18.9

                             REALTY SEGMENT REVENUES

                                                        Three Months   Three Months
                                                        Ended June 30  Ended June 30
(dollars in thousands)                                      2006           2005
------------------------------------------------------  -------------  -------------
Rental revenues - Flagler                                      19,756         16,941
Rental income - straight-line rent
 adjustments                                                      526          2,073
Operating expense recoveries                                    2,708          1,999
Operating expense recoveries - hurricane
 related                                                           74             --
Rental revenues - undeveloped land                                  6              5
Other rental revenues                                              68             17
   Total rental revenues - Flagler
    Properties                                                 23,138         21,035

Construction revenues                                           7,446             --
Brokerage revenues                                              2,178            201
Third party property management                                 1,116             --
Development & other services                                      185             --
Total realty services revenues                                 10,925            201
Land use revenues                                                 188            179
   Total rental and services revenues -
    Flagler Properties                                         34,251         21,415

Rental revenues - Railway                                         925            827
    Total rental and services revenues                         35,176         22,242

Building and land sales - Flagler                                 387          1,273
Building and land sales - Railway                               1,269            621
     Total building and land sales revenues                     1,656          1,894
   Total realty segment revenues                               36,832         24,136

(Prior year's results have been reclassified to conform to current year's presentation.)

                             REALTY SEGMENT EXPENSES

                                                        Three Months   Three Months
                                                        Ended June 30  Ended June 30
(dollars in thousands)                                      2006           2005
------------------------------------------------------  -------------  -------------
Real estate taxes - developed                                   2,816          2,575
Repairs & maintenance - recoverable                               899            707
Recoverable Expenses - hurricane related                          179             16
Services, utilities, management costs                           4,553          4,112
    Total expenses subject to recovery -
     Flagler properties                                         8,447          7,410

Real estate taxes - Flagler undeveloped land                       --             (6)
Repairs & maintenance - non-recoverable                            (4)            69
Non-recoverable expenses - hurricane related                      370             --
Depreciation & amortization                                     7,424          7,179
SG&A - non-recoverable - Flagler                                   51             24
    Total - non-recoverable expenses -
     Flagler properties                                         7,841          7,266
  Total rental expenses - Flagler properties                   16,288         14,676

Construction expenses                                           7,318             --
Brokerage expenses                                              1,822            110
Third party property management                                   698             --
Development & other services                                      626             --
Total realty services expenses                                 10,464            110
Land use expenses                                               5,597          3,387
Total rental and services expenses - Flagler
 properties                                                    32,349         18,173

Real estate taxes - Railway                                       146             67
Depreciation & amortization - Railway                              33             14
Non-recoverable expenses - hurricane related                       --             --
SG&A - non-recoverable - Railway                                  196            488
     Total rental expenses - Railway                              375            569
  Total rental & services expenses                             32,724         18,742

Realty sales expenses - Flagler properties                         55            357
Realty sales expenses - Railway                                 1,055             --
    Total realty sales expenses                                 1,110            357
Total operating expenses                                       33,834         19,099

(Prior year's results have been reclassified to conform to current year's presentation.)

                         FLAGLER REAL ESTATE STATISTICS

                                                     Three Months
                                                     Ended June 30
                                                -----------------------
                                                   2006         2005
                                                ----------   ----------
Property types(1)
Office (sq. ft. in 000's)                            3,225        3,112
Industrial (sq. ft. in 000's)                        4,232        4,307
Retail (sq. ft. in 000's)                               43           43

100%-owned properties*
Rentable square feet (in 000's)                      7,500        7,191
Occupied square feet (in 000's)                      7,115        6,812
Number of buildings owned                               65           63
Ending occupancy rate                                   95%          95%

Buildings held in Partnership*
Rentable SF (in 000s)                                  206           --
Occupied SF (in 000s)                                  206           --
Number of Buildings Owned                                1           --
Occupancy Rate                                         100%           0%

Same store statistics
Same store square footage (in 000's)                 6,602        6,602
Same store occupancy (sq. ft. in 000's)              6,255        6,434
Same store buildings                                    60           60
Same store revenues (in 000's)                  $   18,897   $   18,719
Ending same store occupancy rate                        95%          96%

Properties in pipeline**
Number of projects                                      27           15
Lease-up (sq. ft. in 000's)                            961          313
In construction (sq. ft. in 000's)                     753          680
Predevelopment (sq. ft. in 000's)                    1,897        1,109

Total                                                3,611        2,102

Entitlements pipeline ***
Acres                                                  846          752
Total square feet (in 000's)                        16,046       10,949
Office (sq. ft. in 000's)                            7,894        8,165
Industrial (sq. ft. in 000's)                        7,486        2,186
Commercial (sq. ft. in 000's)                          666          598
Multi-family (in units)                                260          500
Hotel Rooms                                            380          500

  * Excludes properties in the lease-up and construction phases.
 ** Includes buildings held in joint ventures.
*** Includes land currently on the market or under contract to be sold, as well as property held in joint ventures.

(1) Includes reclass of FC OW2 and OW3 from office/showroom/warehouse to office for both years shown.

                   RECONCILIATION OF NON-GAAP TO GAAP MEASURES
                             (dollars in thousands)
                                   (unaudited)

                                          Three Months              Six Months
                                          Ended June 30            Ended June 30
                                     -----------------------  ----------------------
                                        2006         2005        2006        2005
                                     ----------   ----------  ----------  ----------
Railway segment's operating profit       20,150       15,923      38,991      30,935
Railway segment's depreciation
 expense                                  5,579        5,399      11,063      10,770
Railway segment's operating
 profit before depreciation              25,729       21,322      50,054      41,705

Total FECR legal entity
  net income                             16,696       13,682      33,486      29,829
Depreciation expense -
 legal entity                             5,651        5,451      11,205      10,871
Interest income                          (1,752)        (706)     (3,247)     (1,269)
Income tax expense                        9,611        7,003      19,279      17,768
Total FECR legal
 entity EBITDA                           30,206       25,430      60,723      57,199

                                     Three Months             Six Months
                                    Ended June 30           Ended June 30        Forecast
                                ----------------------  ----------------------  Full Year
                                   2006        2005        2006        2005        2006
                                ----------  ----------  ----------  ----------  ----------
                                                                                   (in
                                                                                 millions)
Realty rental revenues              23,138      21,035      46,057      41,297
Realty rental expenses              16,288      14,676      32,041      27,720
Realty rental operating profit       6,850       6,359      14,016      13,577  $    27-30
Realty rental depreciation and
 amortization expense                7,424       7,179      14,683      13,238  $       31
Realty rental operating
 profit before depreciation
 and amortization expense           14,274      13,538      28,699      26,815  $    58-61

The Company reports certain non-GAAP measures for the Company's railway business and a portion of its real estate business. The Company believes these measures to be performance measures that investors commonly use to value the relevant businesses and to evaluate their ongoing performance. The Company operates in two distinctly different lines of business, railway and realty, which many investors value and evaluate separately, using metrics similar to the non-GAAP financial measures provided by the Company. The Company also uses some of these measures internally as part of its incentive compensation plans for management employees.

(Prior year's results have reclassified to conform to current year's presentation.)

SOURCE  Florida East Coast Industries, Inc.
    -0-                             08/03/2006
    /CONTACT:  Bradley D. Lehan, Vice President-Treasurer,
Florida East Coast Industries, Inc., +1-904-819-2128/
    /Web site:  http://www.feci.com /